Exhibit 10.4

INTERCREDITOR AGREEMENT

by and between

CITICORP NORTH AMERICA, INC.,

as 2003 Credit Agent,

and

BANK OF AMERICA, N.A.,

as 2009 Credit Agent

Dated as of May 13, 2009

TABLE OF CONTENTS

		Page
	ARTICLE 1.

	DEFINITIONS

Section 1.1.	UCC Definitions	2
Section 1.2.	Other Definitions	2
Section 1.3.	Rules of Construction	11

	ARTICLE 2.

	LIEN PRIORITY

Section 2.1.	Pari Passu Liens	11
Section 2.2.	Waiver of Right to Contest Liens	12
Section 2.3.	Exercise of Rights	12
Section 2.4.	No New Liens	14

	ARTICLE 3.

	ACTIONS OF THE PARTIES

Section 3.1.	Certain Actions Permitted	14
Section 3.2.	Secured Party Representative; Gratuitous Bailee	14
Section 3.3.	Sharing of Information and Access	14
Section 3.4.	Insurance	15
Section 3.5.	No Additional Rights for the Credit Parties Hereunder	15

	ARTICLE 4.

	APPLICATION OF PROCEEDS

Section 4.1.	Application of Proceeds	16
Section 4.2.	Specific Performance	17

	ARTICLE 5.

	INTERCREDITOR ACKNOWLEDGMENTS AND WAIVERS

Section 5.1.	Modifications to Secured Debt Documents	17
Section 5.2.	Reinstatement and Continuation of Agreement	18

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INTERCREDITOR AGREEMENT

This INTERCREDITOR AGREEMENT (as amended, supplemented or otherwise modified from time to time pursuant to the terms hereof, this “Agreement”) is entered into as of May 13, 2009 between CITICORP NORTH AMERICA, INC., in its capacity as collateral agent (together with its successors and assigns in such capacity, the “2003 Credit Agent”) for the lenders party from time to time to the 2003 Credit Agreement referred to below (such lenders, together with their successors, assigns and transferees, the “2003 Lenders” and, together with affiliates thereof or other Persons in their capacity as 2003 Bank Products Affiliates, 2003 Swap Parties or 2003 Foreign Debt Lenders (in each case, as hereinafter defined), the “2003 Creditors”), and BANK OF AMERICA, N.A., in its capacity as collateral agent (together with its successors and assigns in such capacity, the “2009 Credit Agent”) for the lenders party from time to time to the 2009 Credit Agreement referred to below (such lenders, together with their successors, assigns and transferees, the “2009 Lenders” and, together with affiliates thereof or other Persons in their capacity as 2009 Bank Products Affiliates, 2009 Swap Parties or 2009 Foreign Debt Lenders (in each case, as herein defined), the “2009 Creditors”). Capitalized terms used herein without other definition are used as defined in Article 1 hereof.

RECITALS

A. Pursuant to that certain Credit Agreement dated as of November 4, 2003, as amended through the date hereof, by and among Nalco Holdings LLC, a Delaware limited liability company (“Holdings”), Nalco Company, a Delaware corporation (the “Borrower”), the foreign subsidiary borrowers from time to time party thereto, the 2003 Lenders and the 2003 Credit Agent (as such agreement may be further amended, supplemented, restated or otherwise modified from time to time, and as more particularly defined herein, the “2003 Credit Agreement”), the 2003 Lenders agreed to make certain loans and other financial accommodations to or for the benefit of the Borrower and each foreign subsidiary borrower party thereto.

B. Pursuant to certain guaranty agreements and security agreements dated as of November 4, 2003 (together, the “2003 Guaranties”) by the 2003 Guarantors in favor of the 2003 Credit Agent, the 2003 Guarantors have agreed to guarantee the payment and performance of certain obligations of one or more of the Borrower under the 2003 Credit Documents, as more particularly provided therein.

C. As a condition to the effectiveness of the 2003 Credit Agreement and to secure the obligations of the Borrower, the 2003 Guarantors and, to the extent provided for in the 2003 Collateral Documents, Foreign Subsidiaries (the Borrower, the 2003 Guarantors, such Foreign Subsidiaries and each other Subsidiary of Holdings that is now or hereafter becomes a party to any 2003 Credit Document, together, the “2003 Credit Parties”) under and in connection with the 2003 Credit Documents, the 2003 Credit Parties have granted to the 2003 Credit Agent (for the benefit of the 2003 Creditors) Liens on the Shared Collateral, as more particularly provided therein.

D. Pursuant to that certain Credit Agreement dated as of the date hereof, by and among Holdings, the Borrower, the foreign subsidiary borrowers from time to time party thereto, the 2009 Lenders and the 2009 Credit Agent (as such agreement may be amended, supplemented, restated or otherwise modified from time to time, and as more particularly defined herein, the “2009 Credit Agreement”), the 2009 Lenders agreed to make certain loans and other financial accommodations to or for the benefit of the 2009 Borrowers.

E. Pursuant to certain guaranty agreements and security agreements dated as of the date hereof (together, the “2009 Guaranties”) by the 2009 Guarantors in favor of the 2009 Credit Agent, the 2009 Guarantors have agreed to guarantee the payment and performance of the Borrower’s obligations under the 2009 Credit Documents, as more particularly provided therein.

F. As a condition to the effectiveness of the 2009 Credit Agreement and to secure the obligations of the Borrower, the 2009 Guarantors and, to the extent provided for in the 2009 Collateral Documents, Foreign Subsidiaries (the Borrower, the 2009 Guarantors, such Foreign Subsidiaries and each other Subsidiary of Holdings that is now or hereafter becomes a party to any 2009 Credit Document, together, the “2009 Credit Parties”) under and in connection with the 2009 Credit Documents, the 2009 Credit Parties have granted to the 2009 Credit Agent (for the benefit of the 2009 Creditors) Liens on the Collateral, as more particularly provided therein.

G. Each of the 2003 Credit Agent (on behalf of the 2003 Creditors) and the 2009 Credit Agent (on behalf of the 2009 Creditors) acknowledges that this Agreement does not affect or limit the rights of the 2009 Creditors with respect to 2009 Facility Foreign Collateral, which does not constitute Shared Collateral.

H. Each of the 2003 Credit Agent (on behalf of the 2003 Creditors) and the 2009 Credit Agent (on behalf of the 2009 Creditors) and, by their acknowledgment hereof, the 2003 Credit Parties and the 2009 Credit Parties desire to agree to the relative priority of Liens on the Shared Collateral and certain other rights, priorities and interests as provided herein.

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, receipt of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1.

DEFINITIONS

Section 1.1. UCC Definitions

The following terms which are defined in the Uniform Commercial Code are used herein as so defined: Accounts, Chattel Paper, Deposit Accounts, Documents, Electronic Chattel Paper, Equipment, Financial Assets, Instruments, Inventory, Investment Property, Letter-of-Credit Rights, Money, Payment Intangibles, Promissory Notes, Records, Securities Accounts, Security, Security Entitlements, Supporting Obligations, and Tangible Chattel Paper.

Section 1.2. Other Definitions

As used in this Agreement, the following terms shall have the meanings set forth below:

“2003 Bank Products Affiliate” shall mean any 2003 Lender or any Affiliate of any 2003 Lender that has entered into a Bank Products Agreement with a Credit Party with the obligations of such Credit Party thereunder being secured by one or more 2003 Collateral Documents.

“2003 Collateral Documents” shall mean all “Security Documents” as defined in the 2003 Credit Agreement, and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered in connection with any 2003 Credit Agreement, in each case as the same may be amended, modified or supplemented from time to time.

“2003 Credit Agent” shall have the meaning assigned thereto in the Preamble hereto and shall include any successor thereto as well as any Person designated as the “Agent” or “Collateral Agent” under the 2003 Credit Agreement.

“2003 Credit Agreement” shall have the meaning assigned thereto in the Recitals hereto.

“2003 Credit Documents” shall mean the 2003 Credit Agreement, the 2003 Guaranties, the 2003 Collateral Documents, any Bank Product Agreements between any 2003 Credit Party and any 2003 Bank Products Affiliate, any Swap Agreements between any 2003 Credit Party, any 2003 Swap Party and any instrument governing Secured Foreign Indebtedness between any 2003 Credit Party and any 2003 Foreign Debt Lender, those other ancillary agreements as to which the 2003 Credit Agent or any 2003 Creditor is a party or a beneficiary and all other agreements, instruments, documents and certificates now or hereafter executed by or on behalf of any 2003 Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the 2003 Credit Agent, in connection with any of the foregoing or the 2003 Credit Agreement, in each case as the same may be amended, modified or supplemented from time to time.

“2003 Credit Parties” shall have the meaning assigned thereto in the Recitals hereto.

“2003 Creditors” shall have the meaning assigned thereto in the Preamble hereto and shall include all 2003 Bank Products Affiliates, 2003 Swap Parties and 2003 Foreign Debt Lenders and all successors, assigns, transferees and replacements thereof, as well as any Person designated as a “Lender” under the 2003 Credit Agreement.

“2003 Foreign Debt Lender” shall mean any 2003 Lender or an Affiliate of a 2003 Lender that is a counterparty to an instrument governing any Secured Foreign Indebtedness with a 2003 Credit Party.

“2003 Guaranties” shall have the meaning assigned thereto in the Recitals hereto.

“2003 Guarantors” shall mean, collectively, Holdings and each Subsidiary of Holdings that at any time is a guarantor under any of the 2003 Guaranties.

“2003 Lenders” shall have the meaning assigned thereto in the Preamble hereto.

“2003 Obligations” shall mean all obligations of every nature of each 2003 Credit Party from time to time owed to the 2003 Credit Agent, the 2003 Lenders or any of them, any 2003 Bank Products Affiliates, any 2003 Swap Party or any 2003 Foreign Debt Lender, under any 2003 Credit Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such 2003 Credit Party, would have accrued on any 2003 Obligation, whether or not a claim is allowed against such 2003 Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under letters of credit, payments for early termination of Swap Agreements, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the 2003 Credit Documents, as amended, restated or modified from time to time; provided that the aggregate principal amount of Indebtedness outstanding under the 2003 Credit Agreement shall not be greater than the amount permitted therefor under the 2009 Credit Agreement; provided further that in no event shall the 2009 Credit Documents be modified in a manner (whether as a modification of an existing agreement or through a replacement or a refinancing) that reduces the amount of 2003 Obligations allowed thereunder.

“2003 Secured Parties” shall mean the 2003 Credit Agent and the 2003 Creditors.

“2003 Swap Party” shall mean any 2003 Lender or any Affiliate of any 2003 Lender, in each case that has entered into a Swap Agreement with a Credit Party with the obligations of such Credit Party thereunder being secured by one or more 2003 Collateral Documents.

“2003 U.S. Guarantee and Collateral Agreement” shall mean the U.S. Guarantee and Collateral Agreement dated and effective as of November 4, 2003 among Holdings, the Borrower, each domestic Subsidiary of Holdings identified therein and the 2003 Credit Agent, as Collateral Agent, as the same may be amended, modified or supplemented from time to time.

“2009 Bank Products Affiliate” shall mean any 2009 Lender or any Affiliate of any 2009 Lender that has entered into a Bank Products Agreement with a Credit Party with the obligations of such Credit Party thereunder being secured by one or more 2009 Collateral Documents.

“2009 Borrowers” shall mean the Borrower and any 2009 Facility Foreign Borrowers in their capacity as borrowers under the 2009 Credit Agreement.

“2009 Collateral Documents” shall mean all “U.S. Security Documents” as defined in the 2009 Credit Agreement, and all other security agreements, mortgages, deeds of trust and other collateral documents executed and delivered in connection with the 2009 Credit Agreement, in each case as the same may be amended, modified or supplemented from time to time.

“2009 Credit Agent” shall have the meaning assigned thereto in the Preamble hereto and shall include any successor thereto as well as any Person designated as the “Agent” or “Collateral Agent” under the 2009 Credit Agreement.

“2009 Credit Agreement” shall have the meaning assigned thereto in the Recitals hereto, together with any other agreement extending the maturity of, amending, consolidating, restructuring, refunding, replacing or refinancing all or any portion of the 2009 Obligations, whether by the same or any other agent, lender or group of lenders and whether or not increasing the amount of any Indebtedness that may be incurred thereunder.

“2009 Credit Documents” shall mean the 2009 Credit Agreement, the 2009 Guaranties, the 2009 Collateral Documents, any Bank Product Agreements between any 2009 Credit Party and any 2009 Bank Products Affiliate, any Swap Agreements between any 2009 Credit Party and any 2009 Swap Party, any instrument governing Secured Foreign Indebtedness between any 2009 Credit Party and any 2009 Foreign Debt Lender, those other ancillary agreements as to which the 2009 Credit Agent or any 2009 Creditor is a party or a beneficiary and all other agreements, instruments, documents and certificates now or hereafter executed by or on behalf of any 2009 Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the 2009 Credit Agent, in connection with any of the foregoing or the 2009 Credit Agreement, in each case as the same may be amended, modified or supplemented from time to time.

“2009 Credit Parties” shall have the meaning assigned thereto in the Recitals hereto.

“2009 Creditors” shall have the meaning assigned thereto in the Preamble hereto and shall include all 2009 Bank Product Affiliates, 2009 Swap Parties and 2009 Foreign Debt Lenders and all successors, assigns, transferees and replacements thereof, as well as any Person designated as a “Lender” under the 2009 Credit Agreement.

“2009 Facility Foreign Borrower” shall mean any Foreign Subsidiary of the Borrower in its capacity as a borrower under the 2009 Credit Agreement.

“2009 Facility Foreign Collateral” shall mean all Property now owned or hereafter acquired by any 2009 Facility Foreign Borrower, or any 2009 Guarantor that is a Foreign Subsidiary, in or upon which a Lien is granted or purported to be granted to the 2009 Credit Agent under any of the 2009 Collateral Documents to secure 2009 Obligations of any 2009 Facility Foreign Borrower or any 2009 Guaranty thereof, together with all rents, issues, profits, products and Proceeds thereof.

“2009 Foreign Debt Lender” shall mean any 2009 Lender or an Affiliate of a 2009 Lender that is a counterparty to an instrument governing any Secured Foreign Indebtedness with a 2009 Credit Party.

“2009 Guaranties” shall have the meaning assigned thereto in the Recitals hereto.

“2009 Guarantors” shall mean the collective reference to Holdings and each Subsidiary of Holdings that at any time is a guarantor under any of the 2009 Guaranties.

“2009 Lenders” shall have the meaning assigned thereto in the Preamble hereto.

“2009 Obligations” shall mean all obligations of every nature of each 2009 Credit Party and each 2009 Facility Foreign Borrower from time to time owed to the 2009 Credit Agent, the 2009 Lenders or any of them, any 2009 Bank Products Affiliates, any 2009 Swap Parties or any 2009 Foreign Debt Lender, under any 2009 Credit Document, whether for principal, interest (including interest which, but for the filing of a petition in bankruptcy with respect to such 2009 Credit Party, would have accrued on any 2009 Obligation, whether or not a claim is allowed against such 2009 Credit Party for such interest in the related bankruptcy proceeding), reimbursement of amounts drawn under letters of credit, payments for early termination of Swap Agreements, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of the 2009 Credit Documents, as amended, restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time; provided that the aggregate principal amount of Indebtedness outstanding under the 2009 Credit Agreement shall not be greater than the amount permitted therefor under the 2003 Credit Agreement; provided further that in no event shall the 2003 Credit Documents be modified in a manner (whether as a modification of an existing agreement or through a replacement or a refinancing) that reduces the amount of 2009 Obligations allowed thereunder.

“2009 Secured Parties” shall mean the 2009 Credit Agent and the 2009 Creditors.

“2009 Swap Party” shall mean any 2009 Lender or any Affiliate of any 2009 Lender, in each case that has entered into a Swap Agreement with a Credit Party with the obligations of such Credit Party thereunder being secured by one or more 2009 Collateral Documents.

“2009 U.S. Guarantee and Collateral Agreement” shall mean the U.S. Guarantee and Collateral Agreement dated and effective as of May 13, 2009 among Holdings, the Borrower, each domestic Subsidiary of Holdings identified therein and the 2009 Credit Agent, as Collateral Agent, as the same may be amended, modified or supplemented from time to time.

“Affiliate” shall mean with respect to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, to direct or cause the direction of the management and policies of such Person, whether by contract or otherwise.

“Agreement” shall have the meaning assigned thereto in the Preamble hereto.

“Bank Products Agreement” shall mean any agreement pursuant to which a bank or other financial institution agrees to provide cash management services (including treasury, depository, overdraft, credit or debit card, electronic funds transfer, and other cash management arrangements).

“Bankruptcy Code” shall mean title 11 of the United States Code.

“Board of Directors” for any Person, the board of directors or other governing body of such Person or, if such Person does not have such a board of directors or other governing body and is owned or managed by a single entity, the Board of Directors of such entity, or, in either case, any committee thereof duly authorized to act on behalf of such Board of Directors.

“Business Day” shall mean any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed.

“Capital Stock” shall mean any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

“Cash Collateral” shall mean any Shared Collateral consisting of Money or Cash Equivalents, any Security Entitlement and any Financial Assets.

“Cash Equivalents” shall mean any of the following: (a) direct obligations of the United States of America or any member of the European Union or any agency thereof or obligations guaranteed by the United States of America or any member of the European Union or any agency thereof, in each case with maturities not exceeding two years, (b) time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof or any foreign country recognized by the United States of America having capital, surplus and undivided profits having a Dollar Equivalent that is in excess of $500.0 million and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act), (c) commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of any Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s Investors Service, Inc. (“Moody’s”), or A-1 (or higher) according to Standard & Poor’s Ratings Group (a division of The McGraw-Hill Companies Inc.), and its successors (“S&P”), (d) securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America, or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A by Moody’s and (e) money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $5,000.0 million.

“Closing Date” shall have the meaning assigned thereto in the 2003 Credit Agreement or the 2009 Credit Agreement, respectively, as applicable.

“Collateral Documents” shall mean the 2003 Collateral Documents and the 2009 Collateral Documents.

“Control Collateral” shall mean any Shared Collateral consisting of any certificated Security, Investment Property, Deposit Account, Instruments and any other Shared Collateral as to which a Lien is required to be perfected through possession or control by the secured party or any agent therefor pursuant to Collateral Documents.

“Credit Agreements” shall mean the 2003 Credit Agreement and the 2009 Credit Agreement.

“Credit Documents” shall mean the 2003 Credit Documents and the 2009 Credit Documents.

“Credit Parties” shall mean the 2003 Credit Parties and the 2009 Credit Parties.

“Creditor” shall mean any Secured Creditor.

“Discharge of 2003 Obligations” shall mean the payment in full in cash of all 2003 Obligations that are outstanding and unpaid (including interest accruing on and after the commencement of any Insolvency Proceeding at the rate set forth in the 2003 Credit Agreement) under the 2003 Credit Agreement (excluding contingent indemnification obligations and, for the avoidance of doubt, excluding 2003 Obligations owed under Swap Agreements, Bank Products Agreements and instruments governing Secured Foreign Indebtedness to 2003 Swap Parties, 2003 Bank Products Affiliates or 2003 Foreign Debt Lenders).

“Discharge of 2009 Obligations” shall mean (a) the payment in full in cash of all 2009 Obligations that are outstanding and unpaid (including interest accruing on and after the commencement of any Insolvency Proceeding at the rate set forth in the 2009 Credit Agreement) under the 2009 Credit Agreement (excluding contingent indemnification obligations and, for the avoidance of doubt, excluding 2009 Obligations owed under Swap Agreements, Bank Products Agreements and instruments governing Secured Foreign Indebtedness to 2009 Swap Parties, 2009 Bank Products Affiliates or 2009 Foreign Debt Lenders), including (if applicable), with respect to amounts available to be drawn under outstanding letters of credit issued thereunder (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit) delivery or provision of cash or backstop letters of credit in respect thereof in compliance with the terms of the 2009 Credit Agreement (which shall not exceed an amount equal to 105% of the aggregate undrawn amount of such letters of credit), and (b) the termination of all then outstanding commitments to extend credit under the 2009 Credit Documents.

“Discharge of Secured Obligations” shall mean the occurrence of all of the Discharge of 2003 Obligations and the Discharge of 2009 Obligations.

“Event of Default” shall mean an Event of Default under the 2009 Credit Agreement or the 2003 Credit Agreement.

“Excluded Assets” shall mean, collectively, (i) “Excluded Assets”, as such term is defined in the 2009 U.S. Guarantee and Collateral Agreement and any other applicable 2009 Collateral Document and (ii) “Excluded Assets”, as such term is defined in the 2003 U.S. Guarantee and Collateral Agreement and any other applicable 2003 Collateral Document. In addition, Excluded Assets shall include from and after the Discharge of 2009 Obligations, any cash provided with respect to amounts available to be drawn under outstanding letters of credit as contemplated by the definition of Discharge of 2009 Obligations, unless and until any 2009 Obligations shall be reinstated pursuant to Section 5.2.

“Exercise Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” shall mean:

(a) the taking of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the Uniform Commercial Code;

(b) the exercise of any right or remedy provided to a secured creditor on account of a Lien under any of the Credit Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Shared Collateral in satisfaction of a Lien;

(c) the taking of any action or the exercise of any right or remedy in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Shared Collateral or the Proceeds thereof;

(d) the appointment of a receiver, receiver and manager or interim receiver of all or part of the Shared Collateral; and

(e) the exercise of any voting rights relating to any Capital Stock included in the Shared Collateral.

For the avoidance of doubt, the exercise of rights under the Credit Documents of an unsecured creditor, filing a proof of claim in a Bankruptcy Case or seeking adequate protection shall not be deemed to be an Exercise of Secured Creditor Remedies.

“Financing Lease” shall mean any lease of property, real or personal, the obligations of the lessee in respect of which are required in accordance with GAAP to be capitalized on a balance sheet of the lessee.

“Foreign Subsidiary” shall mean any Subsidiary that is incorporated or organized under the laws of any jurisdiction other than the United States of America, any state thereof or the District of Columbia.

“Governmental Authority” shall mean any nation or government, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, including the European Union.

“Guarantor” shall mean any of the 2003 Guarantors and the 2009 Guarantors.

“Indebtedness” shall have the meaning assigned thereto in the 2003 Credit Agreement or the 2009 Credit Agreement, respectively, as applicable.

“Insolvency Proceeding” shall mean (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors; in each case covered by clauses (a) and (b) undertaken under United States Federal, State or foreign law, including the Bankruptcy Code.

“Lender” shall mean any 2003 Lender or 2009 Lender.

“Lien” shall mean any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).

“Lien Priority” shall mean, with respect to any Lien of the 2003 Credit Agent, the 2003 Creditors, the 2009 Credit Agent or the 2009 Creditors on the Shared Collateral, the order of priority of such Lien as specified in Section 2.1.

“Pari Passu Lien” shall mean a Lien granted (a) by a 2003 Collateral Document to the 2003 Credit Agent or (b) by a 2009 Collateral Document to the 2009 Credit Agent.

“Permitted Refinancing Indebtedness” shall have the meaning assigned thereto in the 2003 Credit Agreement or the 2009 Credit Agreement, respectively, as applicable.

“Person” shall mean an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

“Proceeds” shall mean (a) all “proceeds,” as defined in Article 9 of the Uniform Commercial Code, with respect to the Shared Collateral, and (b) whatever is recoverable or recovered when any Shared Collateral is sold, exchanged, collected, or disposed of, whether voluntarily or involuntarily.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

“Recovery” shall have the meaning set forth in Section 5.2.

“Requisite Secured Parties” shall mean Secured Lenders whose Secured Party Exposures represent at least a majority of the outstanding Secured Party Exposures of all Secured Lenders acting as one class.

“Secured Creditors” shall mean the 2003 Creditors and the 2009 Creditors.

“Secured Debt” shall mean:

(1) all 2003 Obligations; and

(2) all 2009 Obligations.

“Secured Debt Documents” shall mean the 2003 Credit Documents and the 2009 Credit Documents.

“Secured Foreign Indebtedness” shall mean (i) Indebtedness of Foreign Subsidiaries incurred pursuant to committed and uncommitted working capital facilities (to the extent such Indebtedness is permitted under Section 6.01(a) of each Credit Agreement and is identified as ordinary working capital Indebtedness on Schedule 6.01 of each Credit Agreement that will be secured by a Lien on the Collateral or is Permitted Refinancing Indebtedness of any such identified Indebtedness that is incurred for working capital purposes in the ordinary course of business on ordinary business terms) that is with a counterparty that is a 2003 Lender or 2009 Lender or an Affiliate of a 2003 Lender or 2009 Lender as of the applicable Closing Date and (ii) Indebtedness of Foreign Subsidiaries incurred pursuant to committed and uncommitted working capital facilities (to the extent such Indebtedness is permitted under Section 6.01(u) of each Credit Agreement and is identified as ordinary working capital Indebtedness on Schedule 6.01(u) of each Credit Agreement (as modified from time to time) that will be secured by a Lien on the Collateral or is Permitted Refinancing Indebtedness of any such identified Indebtedness that is incurred for working capital purposes in the ordinary course of business on ordinary business terms) that is with a counterparty that is a 2003 Lender or 2009 Lender or an Affiliate of a 2003 Lender or 2009 Lender at the time of borrowing.

“Secured Lenders” shall mean the 2003 Lenders and the 2009 Lenders.

“Secured Obligations” shall mean the 2003 Obligations and the 2009 Obligations.

“Secured Parties” shall mean, at any time, all of the Secured Party Agents and all of the Secured Creditors.

“Secured Party Agent” shall mean any of the 2003 Credit Agent or the 2009 Credit Agent.

“Secured Party Exposures” shall mean with respect to the Secured Lenders, the sum, without duplication, of (i) the aggregate principal amount of outstanding loans, (ii) face amount of outstanding letters of credit and (iii) Reimbursement Obligations (as defined in the 2009 Credit Agreement) outstanding thereunder, in each case under the Credit Agreements.

“Secured Party Representative” shall mean the Secured Party Agent designated by the Secured Party Agents to act on behalf of the Secured Party Agents hereunder, acting in such capacity. The Secured Party Representative shall be the 2009 Credit Agent.

“Shared Collateral” shall mean all Property now owned or hereafter acquired by the Borrower or any Guarantor in or upon which a Lien is granted or purported to be granted to the Secured Party Agents under both the 2003 Collateral Documents and the 2009 Collateral Documents, as applicable, together with all rents, issues, profits, products and Proceeds thereof; provided, that the Shared Collateral shall not include any Excluded Assets or 2009 Facility Foreign Collateral.

“Subsidiary” of any Person shall mean a corporation, limited liability company, partnership or other entity of which a majority of the outstanding shares of stock of each class having ordinary voting power or other equity interests is owned by such Person, by one or more Subsidiaries of such Person, or by such Person and one or more of its Subsidiaries.

“Swap Agreement” shall mean any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions, provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of Holdings or any of its Subsidiaries shall be a Swap Agreement.

“Uniform Commercial Code” shall mean the Uniform Commercial Code as the same may, from time to time, be in effect in the State of New York; provided that to the extent that the Uniform Commercial Code is used to define any term in any security document and such term is defined differently in differing Articles of the Uniform Commercial Code, the definition of such term contained in Article 9 shall govern; provided, further, that in the event that, by reason of mandatory provisions of law, any or all of the attachment, perfection, publication or priority of, or remedies with respect to, Liens of any Secured Party Agent is governed by the Uniform Commercial Code or foreign personal property security laws as enacted and in effect in a jurisdiction other than the State of New York, the term “Uniform Commercial Code” will mean the Uniform Commercial Code or such foreign personal property security laws as enacted and in effect in such other jurisdiction solely for purposes of the provisions thereof relating to such attachment, perfection, priority or remedies and for purposes of definitions related to such provisions.

Section 1.3. Rules of Construction

Unless the context of this Agreement clearly requires otherwise, references to the plural include the singular, references to the singular include the plural, the term “including” is not limiting, and the term “or” has, except where otherwise indicated, the inclusive meaning represented by the phrase “and/or.” The words “hereof,” “herein,” “hereby,” “hereunder,” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement. Article, section, subsection, clause, schedule, and exhibit references herein are to this Agreement unless otherwise specified. Any reference in this Agreement to any agreement, instrument, or document shall include all alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements thereto and thereof, as applicable (subject to any restrictions on such alterations, amendments, changes, extensions, modifications, renewals, replacements, substitutions, joinders, and supplements set forth herein). Any reference herein to any Person shall be construed to include such Person’s successors and assigns. Any reference herein to the repayment in full of an obligation shall mean the payment in full in cash of such obligation, or in such other manner as may be approved in writing by the requisite holders or representatives in respect of such obligation, or in such other manner as may be approved by the requisite holders or representatives in respect of such obligation.

ARTICLE 2.

LIEN PRIORITY

Section 2.1. Pari Passu Liens

(a) Notwithstanding (i) the date, time, method, manner or order of grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to any Secured Party Agent or any Secured Creditors in respect of all or any portion of the Shared Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of any other Secured Party Agent or any other Secured Creditors in any Shared Collateral, (iii) any provision of the Uniform Commercial Code, the Bankruptcy Code or any other applicable law, or of any Secured Debt Documents, (iv) whether any Secured Party Agent, in each case either directly or through agents, holds possession of, or has control over, all or any part of the Shared Collateral, (v) the fact that any such Liens in favor of any Secured Party Agent or any Secured Creditors securing any of the Secured Obligations are (x) subordinated to any Lien securing any other obligation of any Credit Party or (y) otherwise subordinated, voided, avoided, invalidated or lapsed or (vi) any other circumstance of any kind or nature whatsoever, each Secured Party Agent, for and on behalf of itself and the Secured Creditors represented thereby, hereby agrees that any Lien in respect of all or any portion of the Shared Collateral now or hereafter held by or on behalf of any Secured Party Agent or any Secured Party Creditor that secures all or any portion of the Secured Obligations shall be pari passu and equal in priority in all respects with any Lien in respect of all or any portion of the Shared Collateral now or hereafter held by or on behalf of any other Secured Party Agent or any other Secured Creditor that secures all or any portion of the Secured Obligations.

(b) The 2003 Credit Agent, for and on behalf of itself and the 2003 Creditors, acknowledges and agrees that, the 2009 Credit Agent, for the benefit of itself and the 2009 Creditors, has been granted Pari Passu Liens upon all of the Shared Collateral in which the 2003 Credit Agent has been granted Pari Passu Liens, and the 2003 Credit Agent hereby consents thereto.

(c) The 2009 Credit Agent, for and on behalf of itself and the 2009 Creditors, acknowledges and agrees that, the 2003 Credit Agent, for the benefit of itself and the 2003 Creditors, has been granted Pari Passu Liens upon all of the Shared Collateral in which the 2009 Credit Agent has been granted Pari Passu Liens, and the 2009 Credit Agent hereby consents thereto.

Section 2.2. Waiver of Right to Contest Liens

Each Secured Party Agent, for and on behalf of itself and the Secured Creditors represented thereby, agrees that it and they shall not (and hereby waives any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability or perfection of the Liens of any other Secured Party Agent or any Secured Creditors represented by such other Secured Party Agent, or the provisions of this Agreement; provided that nothing in this Agreement shall be construed to prevent or impair the rights of a Secured Party Agent or Secured Party Creditor to enforce this Agreement.

Section 2.3. Exercise of Rights

(a) Exercise of Secured Creditor Remedies. Each Secured Party Agent, for and on behalf of itself and the Secured Creditors represented thereby, hereby agrees that only the Secured Party Representative shall be permitted to Exercise Any Secured Creditor Remedy and that it shall not Exercise Any Secured Creditor Remedy unless it is the Secured Party Representative; provided that (A) in any Insolvency Proceeding commenced by or against the Borrower or any other Credit Party, each Secured Party Agent and the Secured Creditors may file a proof of claim or statement of interest with respect to their respective Secured Obligations, (B) the Secured Creditors shall be entitled to file any necessary responsive or defensive pleadings in opposition to any motion, claim, adversary proceeding or other pleading made by any person objecting to or otherwise seeking the disallowance of the claims of such Secured Parties, including without limitation any claims secured by the Shared Collateral, if any, in each case if not otherwise in contravention of the terms of this Agreement, (C) the Secured Parties shall be entitled to file any pleadings, objections, motions or agreements which assert rights or interests available to unsecured creditors of the Credit Parties arising under either the Bankruptcy Code or applicable non-bankruptcy law, in each case if not otherwise in contravention of the terms of this Agreement, (D) the Secured Parties shall be entitled to file any proof of claim and other filings and make any arguments and motions in order to preserve or protect its Liens on the Shared Collateral that are, in each case, not otherwise in contravention of the terms of this Agreement. The Secured Party Representative agrees that it shall not Exercise Any Secured Creditor Remedy unless directed to by the Requisite Secured Parties. Notwithstanding anything to the contrary contained herein, (i) each Secured Party Agent shall be permitted to take any action reasonably required to perfect or continue the perfection of the liens on the Shared Collateral for the benefit of the Secured Parties and (ii) the Secured Party Representative is authorized, but not obligated, when instructions from the Requisite Secured Parties have been requested by the Secured Party Representative but have not yet been received, to take any action which the Secured Party Representative, in good faith, believes to be reasonably required to promote and protect the interests of the Secured Parties in the Shared Collateral; provided that once instructions have been received, the actions of the Secured Party Representative shall be governed thereby and the Secured Party Representative shall not take any further action which would be contrary thereto. In addition, notwithstanding anything to the contrary contained herein, if the Secured Party Representative shall not have received appropriate instruction from the Requisite Secured Parties within five (5) Business Days of the notice requesting such instructions (or such shorter period as reasonably may be specified in such notice or as may be necessary under the circumstances) it may, but shall be under no duty to, take or refrain from taking such action (including any Exercise of Secured Creditor Remedies) as it shall deem to be in the best interests of the Se cured Parties and the Secured Party Representative shall have no liability to any Person for such action or inaction.

(b) Prohibition on Contesting Actions of Secured Party Representative; Exculpatory Provisions. Each Secured Party Agent, for and on behalf of itself and the Secured Creditors represented thereby, hereby agrees that it will raise no objection to or oppose, contest or object to any action taken with respect to the Shared Collateral by the Secured Party Representative in connection with any Exercise of Secured Creditor Remedy in accordance with Section 2.3(a). Each Secured Party Agent, for and on behalf of itself and the Secured Creditors represented thereby, hereby agrees that the Secured Party Representative shall have no duty or obligation first to marshal or realize upon any type of Shared Collateral (or any other collateral that is not Shared Collateral). Each Secured Party Agent, for and on behalf of itself and the Secured Creditors represented thereby, hereby agrees that (i) it will not take or cause to be taken any action the purpose or intent of which is, or could be, to interfere, hinder or delay, in any manner, whether by judicial proceedings or otherwise, any sale, transfer or other disposition of the Shared Collateral by the Secured Party Representative in accordance with Section 2.3(a) and (ii) it will not institute any suit or assert in any suit, bankruptcy or insolvency or other proceeding any claim against the Secured Party Representative seeking damages from or other relief by way of specific performance, and the Secured Party Representative shall not be liable for, any action taken or omitted to be taken by the Secured Party Representative in connection with the Exercise of Secured Creditor Remedies in accordance with Section 2.3(a) or otherwise in the absence of its own gross negligence or willful misconduct. Each Secured Party Agent, for and on behalf of itself and the Secured Creditors represented thereby, hereby agrees that the Secured Party Representative shall not be subject to any fiduciary or other implied duties and shall not have any duty to take any discretionary action or exercise any discretionary powers with respect to the Exercise of Secured Creditor Remedies unless directed to do so by the Requisite Secured Parties; provided that the Secured Party Representative shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose it to liability or that is contrary to any applicable Collateral Document or applicable law.

(c) Reliance by Secured Party Representative. The Secured Party Representative shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) reasonably believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person. The Secured Party Representative also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. The Secured Party Representative may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

(d) Automatic Release of Liens in Connection with the Exercise of Secured Creditor Remedies. Each Secured Party Agent, for and on behalf of itself and the Secured Creditors represented thereby, hereby agrees that if all or any portion of any Shared Collateral is sold by the Secured Party Representative in connection with an Exercise of Secured Creditor Remedy in accordance with Section 2.3(a), then so long as the net cash proceeds of any such sale, if any, are applied as provided in Section 4.1, such sale will be free and clear of the Liens on such Shared Collateral securing the Secured Obligations. Each Secured Party Agent agrees to execute and deliver (at the sole expense of the Credit Parties) all such authorizations and other instruments as shall reasonable be requested by the Secured Party Representative to evidence or confirm any release of Shared Collateral provided for in this Section 2.3(d).

(e) Except as otherwise set forth herein, at any meeting of creditors or in the event of any Proceeding, each Secured Creditor shall retain the right to vote and otherwise act with respect to the 2003 Obligations (for the 2003 Creditors) and 2009 Obligations (for the 2009 Creditors) (including, without limitation, the right to vote to accept or reject any plan of partial or complete liquidation, reorganization, arrangement, composition or extension).

Section 2.4. No New Liens

The parties hereto agree that the Borrower shall not, and shall not permit any Subsidiary to, (i) grant or permit any additional Liens on any asset or property to secure any 2003 Obligations unless it has granted a Lien on such asset or property to secure the 2009 Obligations, and (ii) grant or permit any additional Liens on any asset to secure any 2009 Obligations (other than 2009 Facility Foreign Collateral) unless it has granted a Lien on such asset to secure the 2003 Obligations. To the extent that the foregoing provisions are not complied with for any reason, without limiting any other rights and remedies available to the Secured Parties, each Secured Party Agent agrees that any amounts received by or distributed to any of them pursuant to or as a result of Liens granted in contravention of this Section 2.4 shall be subject to Section 4.1.

ARTICLE 3.

ACTIONS OF THE PARTIES

Section 3.1. Certain Actions Permitted

Each Secured Party Agent may make such demands or file such claims in respect of the Secured Obligations owed to such Secured Party Agent and the Secured Creditors represented thereby as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders or rules of procedure at any time.

Section 3.2. Secured Party Representative; Gratuitous Bailee

Each Secured Party Agent, for and on behalf of itself and the Secured Parties represented thereby, agrees that the Secured Party Representative shall hold all Cash Collateral and Control Collateral as gratuitous bailee for the Secured Parties it represents as well as for the other Secured Parties solely for the purpose of perfecting the security interest granted to each other Secured Party Agent or Secured Party in such Cash Collateral and Control Collateral, subject to the terms and conditions of this Section 3.2. The Secured Party Representative shall not have any obligation whatsoever to the other Secured Parties to assure that such Cash Collateral and Control Collateral is genuine or owned by any Credit Party or any other Person or to preserve rights or benefits of any Person therein. The duties or responsibilities of the Secured Party Representative under this Section 3.2 are and shall be limited solely to holding or maintaining control of such Cash Collateral and Control Collateral as agent for the other Parties for purposes of perfecting the Lien held by the Secured Parties. The Secured Party Representative is not and shall not be deemed to be a fiduciary of any kind for any Secured Party or any other Person. In the event that a Secured Party that is not the Secured Party Representative receives any Cash Collateral or Control Collateral, such Secured Party shall promptly deliver the same to the Secured Party Representative.

Section 3.3. Sharing of Information and Access

(a) Whenever the Secured Party Representative shall be required, in connection with the exercise of its rights or the performance of its obligations hereunder, to determine the existence or amount of any 2003 Obligations or 2009 Obligations, or the Shared Collateral subject to any Lien securing any Secured Obligations, it may request that such information be furnished to it in writing by the other Secured Party Agent and shall be entitled to make such determination on the basis of the information so furnished; provided, however, that if any Secured Party Agent shall fail or refuse reasonably promptly to provide the requested information, the requesting Secured Party Agent shall be entitled to make any such determination by such method as it may, in the exercise of its good faith judgment, determine, including by reliance upon a certificate of the U.S. Borrower. The Secured Party Representative may rely conclusively, and shall be fully protected in so relying, on any determination made by it in accordance with the provisions of the preceding sentence (or as otherwise directed by a court of competent jurisdiction) and shall have no liability to any Creditor, any Secured Party or any other person as a result of such determination.

(b) In connection with the Requisite Secured Parties providing instructions to the Secured Party Representative, the Secured Party Representative shall be entitled to rely on information provided by the other Secured Party Agent with respect to the amount of Secured Party Exposures outstanding under the Credit Documents for which it is Secured Party Agent and the amount of Secured Party Exposures of Secured Lenders under such Credit Documents that are providing instructions to the Secured Party Representative with respect to the Exercise of Secured Creditor Remedies.

(c) In the event that any Secured Party Agent shall, in the exercise of its rights under the applicable Collateral Documents or otherwise, receive possession or control of any books and records of any Credit Party that contain information identifying or pertaining to the Shared Collateral, such Secured Party Agent shall, upon request from any other Secured Party Agent, and as promptly as practicable thereafter, either make available to such Party such books and records for inspection and duplication or provide to such Party copies thereof.

Section 3.4. Insurance

Proceeds of Shared Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. Each Secured Party Agent shall be named as additional insured or loss payee, as applicable with respect to all liability insurance policies relating to Shared Collateral (as and to the extent provided in the relevant Collateral Document). The Secured Party Representative shall have the sole and exclusive right, as against any Secured Party, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of Shared Collateral. All proceeds of such insurance shall be remitted to the Secured Party Representative, and each other Secured Party Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with Section 4.1.

Section 3.5. No Additional Rights for the Credit Parties Hereunder

If any Secured Party shall enforce its rights or remedies in violation of the terms of this Agreement, the Credit Parties shall not be entitled to use such violation as a defense to any action by any Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any Secured Party.

ARTICLE 4.

APPLICATION OF PROCEEDS

Section 4.1. Application of Proceeds

(a) Revolving Nature of 2009 Obligations. Each Secured Party Agent, for and on behalf of itself and the Secured Parties represented thereby, expressly acknowledges and agrees that (i) the 2009 Credit Agreement includes a revolving commitment and that in the ordinary course of business the 2009 Credit Agent and the 2009 Lenders will apply payments and make advances thereunder; (ii) the amount of the 2009 Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the 2009 Obligations may be modified, extended or amended from time to time, and that the aggregate amount of the 2009 Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the any other Secured Parties and without affecting the provisions hereof; provided that from and after the date on which the 2009 Credit Agent commences the Exercise of Secured Creditor Remedies, all amounts received by the 2009 Credit Agent or 2009 Creditors in respect of Shared Collateral and all proceeds thereof shall be applied as specified in Section 4.1(c).

(b) Amendments to Credit Agreements. It is acknowledged that the Secured Obligations may, subject to the limitations set forth in each Credit Agreement, be increased, extended, renewed, replaced, restated, supplemented, restructured, repaid, refunded, refinanced or otherwise amended or modified from time to time, all without affecting the priorities set forth in Section 2.1(a) or the provisions of this Agreement defining the relative rights of the Secured Parties. The priorities provided for herein shall not be altered or otherwise affected by the release of any Shared Collateral or of any guarantees for any Secured Obligations or by any action that any Secured Party Agent or Secured Party may take or fail to take in respect of any Shared Collateral, after obtaining a perfected security interest therein.

(c) Application of Proceeds of Shared Collateral. Each Secured Party Agent, for and on behalf of itself and the Secured Parties represented thereby, hereby agrees that, all Shared Collateral, and all Proceeds thereof, received by the Secured Party Representative in connection with any Exercise of Secured Creditor Remedies shall be applied, first, to the payment, on a pro rata basis, of costs and expenses of the Secured Party Agents, in their capacity as such, in connection with such Exercise of Secured Creditor Remedies,

second, to the payment, on a pro rata basis, of the Secured Obligations to the Secured Party Agents to be applied by such Secured Party Agents in accordance with the applicable Secured Debt Documents until the Discharge of Secured Obligations shall have occurred, and third, the balance, if any, to the Credit Parties or to whomsoever may be lawfully entitled to receive the same or as a court of competent jurisdiction may direct.

(d) The Secured Party Agent that is not Secured Party Representative and each other Secured Party that is not the Secured Party Representative hereby agrees that if it shall obtain possession of any Shared Collateral or shall realize any proceeds or payment in respect of any such Shared Collateral, pursuant to any Collateral Document or by the exercise of any rights available to it under applicable law or in any bankruptcy, insolvency or similar proceeding or through any other exercise of remedies, at any time prior to the Discharge of Secured Obligations, then it shall hold such Collateral, proceeds or payment in trust for the other Secured Parties and promptly transfer such Collateral, proceeds or payment, as the case may be, to the Secured Party Representative to be distributed in accordance with the provisions of this Section 4.1(c).

Section 4.2. Specific Performance

Each Secured Party Agent is hereby authorized to demand specific performance of this Agreement, whether or not any Credit Party shall have complied with any of the provisions of any of the Credit Documents, at any time when any other Party shall have failed to comply with any of the provisions of this Agreement applicable to it. Each Secured Party Agent, for and on behalf of itself and the Secured Parties represented thereby, hereby irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

ARTICLE 5.

INTERCREDITOR ACKNOWLEDGMENTS AND WAIVERS

Section 5.1. Modifications to Secured Debt Documents

(a) Subject to Sections 5.1(b), (c) and (d), each Secured Party Agent, for and on behalf of itself and the Secured Creditors represented thereby, hereby agrees that, without affecting the obligations of such Secured Parties hereunder, any other Secured Party Agent and any Secured Creditors represented thereby may, at any time and from time to time, in their sole discretion without the consent of or notice to any such Secured Party (except to the extent such notice or consent is required pursuant to the express provisions of this Agreement), and without incurring any liability to any such Secured Party, may:

(i) change the manner, place, time or terms of payment or renew, alter or increase (subject to such increase being permitted by each of the Credit Documents) all or any of the Secured Obligations or otherwise amend, restate, supplement or otherwise modify in any manner, or grant any waiver or release with respect to, all or any part of the Secured Obligations or any of the Secured Debt Documents;

(ii) subject to Section 4.2, retain or obtain Liens on property and enter into additional secured agreement;

(iii) amend, or grant any waiver, compromise, or release with respect to, or consent to any departure from, any guaranty or other obligations of any Person obligated in any manner under or in respect of the Secured Obligations;

(iv) release its Lien on any Shared Collateral or other Property;

(v) exercise or refrain from exercising any rights against any Credit Party or any other Person;

(vi) retain or obtain the primary or secondary obligation of any other Person with respect to any of the Secured Obligations; and

(vii) otherwise manage and supervise the Secured Obligations as such other Secured Party Agent shall deem appropriate.

(b) The 2009 Obligations may be refinanced, in whole or in part, in each case, without notice to, or the consent (except to the extent a consent is required to permit the refinancing transaction under either Credit Agreement) of, any Secured Party Agent or Secured Creditors, all without affecting the Lien Priorities provided for herein or the other provisions hereof; provided, however, that, if the indebtedness refinancing any such 2009 Obligations, as applicable, is to constitute Secured Obligations subject to the terms of this Agreement, the holders of such refinancing indebtedness (or an authorized agent or trustee on their behalf) bind themselves in writing to the terms of this Agreement pursuant to such documents or agreements (including amendments or supplements to this Agreement) as the remaining Parties hereto shall reasonably request and in form and substance reasonably acceptable to such Parties, and any such refinancing transaction shall be in accordance with any applicable provisions of the Secured Debt Documents.

(c) The 2009 Credit Agent and each other Secured Party agrees that no 2009 Collateral Document to which the 2009 Credit Agent or such Secured Party is a party may be amended, supplemented or otherwise modified or entered into, without the prior written consent of the 2003 Credit Agent, to the extent such amendment, supplement or modification, or the terms of any new Collateral Document would be prohibited by, or would require any Credit Party to act or refrain from acting in a manner that would violate, any of the terms of this Agreement or would otherwise be materially disadvantageous to the 2003 Secured Parties with respect to any Shared Collateral.

(d) The 2003 Credit Agent and each other Secured Party agrees that no 2003 Collateral Document to which the 2003 Credit Agent or such Secured Party is a party may be amended, supplemented or otherwise modified or entered into, without the prior written consent of the 2009 Credit Agent, to the extent such amendment, supplement or modification, or the terms of any new Collateral Document would be prohibited by, or would require any Credit Party to act or refrain from acting in a manner that would violate, any of the terms of this Agreement or would otherwise be materially disadvantageous to the 2009 Secured Parties with respect to any Shared Collateral.

Section 5.2. Reinstatement and Continuation of Agreement

If any Secured Party Agent or Secured Creditor is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Credit Party or any other Person any payment made in satisfaction of all or any portion of the Secured Obligations (a “Recovery”), then the Secured Obligations shall be reinstated to the extent of such Recovery. If this Agreement shall have been terminated prior to such Recovery, this Agreement shall be reinstated in full force and effect in the event of such Recovery, and such prior termination shall not diminish, release, discharge, impair or otherwise affect the obligations of the Parties from such date of reinstatement. All rights, interests, agreements and obligations of each Secured Party Agent and each Secured Creditor under this Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion or dismissal of, any Insolvency Proceeding by or against any Credit Party or any other circumstance which otherwise might constitute a defense available to, or a discharge of, any Credit Party in respect of the Secured Obligations. No priority or right of any Secured Party Agent or any Secured Creditor shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of Holdings, the Borrower or any Guarantor or by the noncompliance by any Person with the terms, provisions or covenants of any of the Secured Debt Documents, regardless of any knowledge thereof which any Secured Party Agent or any Secured Creditor may have.

ARTICLE 6.

[Reserved].

ARTICLE 7.

MISCELLANEOUS

Section 7.1. Further Assurances

The Secured Party Agents will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that any Secured Party Agent may reasonably request, in order to protect any right or interest granted or purported to be granted hereby or to enable such Secured Party Agent to exercise and enforce its rights and remedies hereunder; provided, however, that no Secured Party Agent shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this Section 7.1, to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of this Agreement, and in the event of a controversy or dispute, such Secured Party Agent may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this Section 7.1.

Section 7.2. Representations

The 2003 Credit Agent represents and warrants to each other Secured Party Agent that it has the requisite power and authority under the 2003 Credit Documents to enter into, execute, deliver and carry out the terms of this Agreement on behalf of itself and the 2003 Creditors. The 2009 Credit Agent represents and warrants to each other Secured Party Agent that it has the requisite power and authority under the 2009 Credit Documents to enter into, execute, deliver and carry out the terms of this Agreement on behalf of itself and the 2009 Creditors.

Section 7.3. Amendments

No amendment or waiver of any provision of this Agreement, and no consent to any departure by any Secured Party Agent party hereto, shall be effective unless it is in a written agreement executed by each Secured Party Agent, after such Secured Party Agent receives the approval of the number of Lenders under the applicable Credit Documents that may (if at all) be required under such Credit Documents in order for such such amendment, waiver or consent with respect to this Agreement to become effective.

Section 7.4. Addresses for Notices

Unless otherwise specifically provided herein, any notice or other communication herein required or permitted to be given shall be in writing and may be personally served, telecopied, or sent by overnight express courier service or United States mail and shall be deemed to have been given when delivered in person or by courier service, upon receipt of a telecopy or five (5) days after deposit in the United States mail (certified, with postage prepaid and properly addressed). The addresses of the parties hereto (until notice of a change thereof is delivered as provided in this Section 7.4) shall be as set forth below or, as to each party, at such other address as may be designated by such party in a written notice to all of the other parties.

2003 Credit Agent:	Citicorp North America, Inc. 2 Penns Way, Suite 200 New Castle, DE 19720
Attention: Terrell Fleming Facsimile: (212) 994-0961 Telephone: (302) 894-6193

2009 Credit Agent:	Bank of America, N.A.
Bank of America Tower
One Bryant Park
New York, New York 10036
Mail Code: NY1-100-34-07
Attention: Jeff Hallmark
Facsimile: (646) 855-2123 Telephone: (646) 855-2751

Section 7.5. No Waiver; Remedies

No failure on the part of any Secured Party Agent to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

Section 7.6. Continuing Agreement; Transfer of Secured Obligations

This Agreement is a continuing agreement and shall (a) remain in full force and effect until (x) the Discharge of 2003 Secured Obligations or (y) the Discharge of 2009 Obligations (without the 2009 Obligations having been refinanced) shall have occurred and shall terminate upon the occurrence of the first to occur of either (x) or (y), (b) be binding upon the Secured Party Agents and their successors and assigns, and (c) inure to the benefit of and be enforceable by the Secured Party Agents and their respective successors, transferees and assigns. Nothing herein is intended, or shall be construed to give, any other Person any right, remedy or claim under, to or in respect of this Agreement or any Shared Collateral, subject to Section 7.9. All references to any Credit Party shall include any Credit Party as debtor-in-possession and any receiver or trustee for such Credit Party in any Insolvency Proceeding. Without limiting the generality of the foregoing clause (c), any Secured Party Agent or Secured Creditor may assign or otherwise transfer all or any portion of the Secured Obligations to any other Person (other than any Credit Party or any Affiliate of any Credit Party and any Subsidiary of any Credit Party), and such other Person shall thereupon become vested with all the rights and obligations in respect thereof granted to such Secured Party Agent or Secured Creditor herein or otherwise. The Secured Parties may continue, at any time and without notice to the other Secured Party Agents hereto, to extend credit and other financial accommodations, lend monies and provide indebtedness to, or for the benefit of, any Credit Party on the faith hereof.

Section 7.7. Governing Law; Entire Agreement

The validity, performance, and enforcement of this Agreement shall be governed by, and construed in accordance with, the laws of the State of New York. This Agreement constitutes the entire agreement and understanding among the Secured Party Agents with respect to the subject matter hereof and supersedes any prior agreements, written or oral, with respect thereto.

Section 7.8. Counterparts

This Agreement may be executed in any number of counterparts, and it is not necessary that the signatures of all Secured Party Agents be contained on any one counterpart hereof; each counterpart will be deemed to be an original, and all together shall constitute one and the same document.

Section 7.9. Provisions Solely to Define Relative Rights; No Third-Party Beneficiaries

The provisions of this Agreement are and are intended solely for the purpose of defining the relative rights of the Secured Parties in relation to one another. None of the Borrower, any other foreign subsidiary borrower, any Guarantor, any Subsidiary or any other creditor thereof shall have any rights hereunder, and none of the Borrower, any other foreign subsidiary borrower, any Guarantor, any Subsidiary or any other creditor may rely on the terms hereof. Nothing in this Agreement is intended to or shall impair the obligations of any Credit Party, which are absolute and unconditional, to pay the Obligations as and when the same shall become due and payable in accordance with their terms.

This Agreement is solely for the benefit of the Secured Party Agents and the Secured Parties. No other person shall be a third party beneficiary of this Agreement.

Section 7.10. Headings

The headings of the articles and sections of this Agreement are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof.

Section 7.11. Severability

If any of the provisions in this Agreement shall, for any reason, be held invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement and shall not invalidate the Lien Priority or the application of Proceeds and other priorities set forth in this Agreement.

Section 7.12. Attorneys’ Fees

The Secured Party Agents agree that if any dispute, arbitration, litigation, or other proceeding is brought with respect to the enforcement of this Agreement or any provision hereof, the prevailing party in such dispute, arbitration, litigation, or other proceeding shall be entitled to recover its reasonable attorneys’ fees and all other costs and expenses incurred in the enforcement of this Agreement, irrespective of whether suit is brought.

Section 7.13. Venue; Jury Trial Waiver

(a) EACH PARTY HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE NONEXCLUSIVE JURISDICTION OF THE SUPREME COURT OF THE STATE OF NEW YORK SITTING IN NEW YORK COUNTY AND OF THE UNITED STATES DISTRICT COURT OF THE SOUTHERN DISTRICT OF NEW YORK, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE OR, TO THE EXTENT PERMITTED BY LAW, IN SUCH FEDERAL COURT. EACH OF

THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT SHALL AFFECT ANY RIGHT THAT ANY SECURED PARTY MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY SECURED DEBT DOCUMENTS AGAINST ANY CREDIT PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(b) EACH PARTY HERETO HEREBY WAIVES ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW OR STATUTORY CLAIMS. EACH PARTY HERETO REPRESENTS THAT IT HAS REVIEWED THIS WAIVER AND IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. IN THE EVENT OF LITIGATION, A COPY OF THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

(c) EACH PARTY TO THIS AGREEMENT IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 7.4. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY TO THIS AGREEMENT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

Section 7.14. Intercreditor Agreement

This Agreement is the Intercreditor Agreement referred to in the 2003 Credit Agreement and the 2009 Credit Agreement.

Section 7.15. No Warranties or Liability

Each Secured Party Agent acknowledges and agrees that the other Secured Party Agent has not made any representation or warranty with respect to the execution, validity, legality, completeness, collectability or enforceability of any other 2003 Credit Document or any other 2009 Credit Document. Except as otherwise provided in this Agreement, each Secured Party Agent will be entitled to manage and supervise its respective extensions of credit to any Credit Party in accordance with law and their usual practices, modified from time to time as they deem appropriate.

Section 7.16. Conflicts

In the event of any conflict between the provisions of this Agreement and the provisions of any 2003 Credit Document or any 2009 Credit Document, the provisions of this Agreement shall govern.

Section 7.17. Information Concerning Financial Condition of the Credit Parties

Each Secured Party Agent hereby assumes responsibility for keeping itself informed of the financial condition of the Credit Parties and all other circumstances bearing upon the risk of nonpayment of the 2003 Obligations or the 2009 Obligations, as applicable. Each Secured Party Agent hereby agrees that no Secured Party Agent shall have any duty to advise any other Secured Party Agent of information known to it regarding such condition or any such circumstances except to the extent of any notice expressly required to be made under any other provision of this Agreement. In the event any Secured Party Agent, in its sole discretion, undertakes at any time or from time to time to provide any information to any other Secured Party Agent to this Agreement, it shall be under no obligation (a) to provide any such information to such other Secured Party Agent or any other Secured Party Agent on any subsequent occasion, (b) to undertake any investigation not a part of its regular business routine, or (c) to disclose any other information.

[Signature pages follow]

IN WITNESS WHEREOF, the 2003 Credit Agent, for and on behalf of itself and the 2003 Creditors, and the 2009 Credit Agent, for and on behalf of itself and the 2009 Creditors, have caused this Agreement to be duly executed and delivered as of the date first above written.

CITICORP NORTH AMERICA, INC., in its capacity as 2003 Credit Agent

By:	/s/ Joronne Jeter
	Name:	Joronne Jeter
	Title:	Vice President

BANK OF AMERICA, N.A., in its capacity as 2009 Credit Agent

By:	/s/ Jeff Hallmark
	Name:	Jeff Hallmark
	Title:	Senior Vice President

ACKNOWLEDGMENT

Each Credit Party hereby acknowledges that it has received a copy of this Agreement as of the date hereof and consents thereto, agrees to recognize all rights granted thereby to the 2003 Credit Agent, the 2003 Creditors, the 2009 Credit Agent and the 2009 Creditors, and will not do any act or perform any obligation which is not in accordance with the agreements set forth in this Agreement as of the date hereof. Each Credit Party further acknowledges and agrees that it is not an intended beneficiary or third-party beneficiary under this Agreement.

CREDIT PARTIES:

NALCO HOLDINGS LLC

By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Vice President

NALCO COMPANY

By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Vice President

ADX CORP.

By:	/s/ K. Thomas Kodiak
	Name:	K. Thomas Kodiak
	Title:	President

BOARD CHEMISTRY INCORPORATED

By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Vice President

CALGON LLC

By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Vice President

MOBOTEC AB, INC

By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Vice President

NALCO CROSSBOW WATER LLC

By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Vice President

NALCO DELAWARE COMPANY

By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Vice President

NALCO FT, INC.

By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Vice President

NALCO INDUSTRIAL OUTSOURCING COMPANY

By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Vice President

NALCO IP HOLDER LLC

By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Manager

NALCO ONE SOURCE LLC

By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Vice President

NALCO PWS, INC.

By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Vice President

NALCO RESOURCES INVESTMENT COMPANY

By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Vice President

NALCO TWO, INC.

By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Secretary

NALCO LEASING CORPORATION

By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Vice President

NALGREEN, INC.

By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Vice President

NALTECH, INC.

By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Vice President

NALCO COMPANY LLC

By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Vice President

NALCO ENERGY SERVICES MIDDLE EAST HOLDINGS, INC.

By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Vice President

NALCO GLOBAL HOLDINGS LLC

By:	/s/ Michael P. Murphy
	Name:	Michael P. Murphy
	Title:	Manager

NALCO INTERNATIONAL HOLDINGS LLC

By:	/s/ Michael P. Murphy
	Name:	Michael P. Murphy
	Title:	Manager

NALCO ENERGY SERVICES EQUATORIAL GUINEA LLC

By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Vice President

ONES WEST AFRICA LLC

By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Vice President

PURE-CHEM PRODUCTS COMPANY, INC.

By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Vice President

VISCO PRODUCTS COMPANY

By:	/s/ Stephen N. Landsman
	Name:	Stephen N. Landsman
	Title:	Vice President